                                                                      Exhibit 11
                                                                      ----------

H.B. Fuller Company and Consolidated Subsidiaries
Computation of Net Earnings Per Common Share
Years Ended November 29, 1997, November 30, 1996, and November 30, 1995
(Dollars in thousands, except share amounts)

                                                                                          Pro Forma
                                                                 1997         1996         1995         1995
                                                             ------------ ------------ ------------ ------------
Primary
-------
Earnings:
  Earnings before accounting change                              $40,308      $45,430      $28,195      $31,195
  Dividends on preferred stock                                       (15)         (15)         (15)         (15)
                                                             ------------ ------------ ------------ ------------
  Earnings before acctg. chg. applicable to common stock          40,293       45,415       28,180       31,180
  Cumulative effect of accounting change                          (3,368)         -         (2,532)      (2,532)
                                                              -----------  -----------  -----------  -----------
  Earnings applicable to common stock                            $36,925      $45,415      $25,648      $28,648
                                                              ===========  ===========  ===========  ===========

Shares:
  Weighted average number of common shares outstanding        13,991,805   14,027,303   13,967,716   13,967,716
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   average quarterly prices)                                     108,471       86,564       91,000       91,000
                                                              -----------  -----------  -----------  -----------

    Weighted average shares outstanding and common
     stock equivalent shares                                  14,100,276   14,113,867   14,058,716   14,058,716
                                                              ===========  ===========  ===========  ===========

  Primary earnings per common share:
      Earnings before accounting change per share                  $2.86        $3.22        $2.01        $2.22
      Cumulative effect of accounting change per share             (0.24)                    (0.18)       (0.18)
                                                              -----------  -----------  -----------  -----------
      Net earnings per common share                                $2.62        $3.22        $1.83        $2.04
                                                              ===========  ===========  ===========  ===========

This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less that 3%.

Assuming full dilution
----------------------
Earnings:
  Earnings are exactly the same as presented above
  under primary.

Shares:
  Weighted average number of common shares outstanding        13,991,805   14,027,303   13,967,716   13,967,716
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   higher of quarter end or average quarterly prices)            108,718       92,122       90,701       90,701
                                                              -----------  -----------  -----------  -----------
    Weighted average shares outstanding and common
     stock equivalent shares                                  14,100,523   14,119,425   14,058,417   14,058,417
                                                              ===========  ===========  ===========  ===========

  Earnings per common share assuming full dilution:
      Earnings before accounting change per share                  $2.86        $3.22        $2.01        $2.22
      Cumulative effect of accounting change per share             (0.24)                    (0.18)       (0.18)
                                                              -----------  -----------  -----------  -----------
      Net earnings per common share                                $2.62        $3.22        $1.83        $2.04
                                                              ===========  ===========  ===========  ===========